Exhibit 99.1

Press Release

JP ENERGY PARTNERS TO PARTICIPATE IN THE 2015 NAPTP MLP ANNUAL INVESTOR CONFERENCE

IRVING, TX — May 14, 2015 (BUSINESS WIRE) — JP Energy Partners LP (“JPE”) (NYSE:JPEP) today announced that J. Patrick Barley, President, Chairman and Chief Executive Officer and Jerry Ashcroft, Chief Operating Officer will present at the 2015 NAPTP MLP Annual Investor Conference in Orlando, Florida on Wednesday, May 20, 2015.

The slide presentation to be referenced at the conference will be available on JP Energy’s website at www.jpenergypartners.com in the Investors section.

About JP Energy Partners LP

JP Energy Partners LP (JPEP) is a publicly traded, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of midstream energy assets. Our operations currently consist of: (i) crude oil pipelines and storage; (ii) crude oil supply and logistics; (iii) refined products terminals and storage; and (iv) NGL distribution and sales, which together provide midstream infrastructure solutions for the growing supply of crude oil, refined products and NGLs in the United States. To learn more, please visit our website at www.jpenergypartners.com.

Contacts

JP Energy Partners LP

Investor Relations, 866-912-3714

investorrelations@jpep.com

Source: JP Energy Partners LP